Exhibit 10.5

SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

BETWEEN

ADC THERAPEUTICS SA

AND

GENMAB A/S

SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This SECOND AMENDMENT TO Collaboration and License Agreement (“Second Amendment”) made and entered into, effective as of 17 April 2020 (“Amendment Effective Date”), amends that certain COLLABORATION AND LICENSE AGEEMENT entered into by and between ADC Therapeutics SA, a Swiss Corporation, having its principal place of business at Biopole, rte de la Corniche 3B, 1066 Epalinges, Switzerland (formely ADC Therapeutics Sarl) and its Affiliates (“ADCT”), and Genmab A/S a Danish corporation, having its principal place of business at Kalvebod Brygge 43, 1560 Copenhagen V Denmark, CVR no. 2102 3884  (“Genmab”) on 14 June 2013 (“Agreement”).  Genmab and ADCT are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Background

WHEREAS, The Parties entered into the Agreement on 13 June 2013,

WHEREAS, Article 9 of the Agreement defines a certain divestment process with respect to  license rights conveyed pursuant to the Agreement,

WHEREAS, The Parties subsequently amended the Agreement on November 20, 2013, and

WHEREAS, The Parties now desire to further amend the Agreement with respect to such divestment process,

NOW THEREFORE, The Parties for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree to amend the Agreement as follows:

SECTION 1

AMENDMENT

1.          Amendment.          The Parties hereby agree to amend Sections 9.1, 9.2 and 9.4.1 of the Agreement as follows, with strikeouts indicating deletions and underlining indicating additions to the text:

          9.1          Divestment Process.          Subject to (i) earlier termination of this Agreement by ADCT or Genmab pursuant to Section 3.3, Section 8.2 or Article 15, (ii) election by ADCT of the Grace Period pursuant to Section 9.2, or (iii) election of the right of first opportunity by Genmab pursuant to Section 9.4, a process shall be initiated to facilitate the divestment by license ~~to~~ of rights to the ADC to a Third Party (“Divestment Process”). Subject to the foregoing, ~~such~~ the Divestment Process shall be initiated as soon as possible ~~after database lock~~ sixty (60) days from 2 April 2020, the date on which  database lock for the Qualifying Phase I/II Clinical Trial occurred (such database lock date to be defined as “Phase I/II Clinical Trial Completion”) and no later than ~~one (1) month~~ Sixty-Five (65) days from 2 April 2020 ~~after availability of results~~. Both Parties shall use Commercially Reasonable Efforts to cause the Divestment Process to be completed, as evidenced by an executed agreement with a Third Party, no later than Nine (9) months following engagement of the Third Party advisor pursuant to Section 9.6.2.

9.2          Grace Period Election.  In the event that ADCT has a 50% Share or a 75% Share, ADCT may, upon Phase I/II Clinical Trial Completion, at its sole discretion, be entitled to delay the initiation of the Divestment Process by electing to imposing a grace period (the “Grace Period”). Such election must be accompanied by written notice to Genmab within ~~five (5)~~ Sixty-Five (65) days ~~following Phase I/II Clinical Trial Completion~~ of 2 April 2020.

9.4.1       Genmab shall have an exclusive option for a two (2) month period to negotiate with ADCT to acquire ADCT' s share of the ADC. If the Grace Period is not elected by ADCT, such Genmab option shall commence on the earlier of (i) receipt of notice from ADCT to that effect, or (ii) expiration of the Sixty-Five (65) ~~five (5)~~ day period mentioned in Section 1 9.2 without ADCT having elected the Grace Period. If the Grace Period is elected by ADCT, such option shall commence two (2) months prior to the expiration of the Grace Period.

THE REMAINDER OF ARTICLE 9 SHALL REMAIN UNCHANGED.

2.          No Other Changes. This Amendment contemplates only the changes in Section 1 above and the remainder of the Agreement shall be unaltered by the Amendment. The Agreement shall be read and interpreted, to the extent necessary, consistent with the amendment to Sections 9.1, 9.2 and 9.4.1 herein.

3.          Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original.  Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, ADCT and Genmab have executed this Amendment by their respective officers hereunto duly authorized, on the Amendment Effective Date.

ADC Therapeutics SA

By:	/s/ Michael Forer

Name:	Michael Forer

Title:	Vice Chairman & EVP

Genmab A/S

By:	/s/ Birgitte Stephensen

Name:	Birgitte Stephensen

Title:	SVP, IPR & Legal